
                                  NSAR ITEM 77O
                       VK Ohio Value Municipal Income Fund
                               10f-3 Transactions


  UNDERWRITING #             UNDERWRITING             PURCHASED FROM    AMOUNT OF SHARES   % OF UNDERWRITING      DATE OF PURCHASE
                                                                           PURCHASED


         1          Virgin Island Public Financing     PaineWebber         1,000,000             0.335%              11/10/99



Underwriting Participants:

Underwriters for #1
Morgan Stanley & Co. Incorporated
Roosevelt & Cross